UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 28, 2007

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 2, 2008, following the full repayment by MZT Holdings, Inc. (the “Company”) of all outstanding amounts owed under certain secured promissory notes issued by the Company in January 2006, January 2007 and August 2007 (collectively, the “Notes”), the Company and SDS Capital Group SPC, Ltd, as Collateral Agent for the benefit of the holders of the Notes, entered into an Agreement of Termination of Collateral Assignment Agreement (the “Termination Agreement”).  Pursuant to the Termination Agreement, the Collateral Assignment Agreement, by and between the Company and the Collateral Agent, dated as of December 12, 2007 (the “Collateral Assignment Agreement”) was terminated and the Company was authorized to take all required action to terminate the Collateral Agent’s security interest in the Collateral Assignment Agreement.

A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.  The description of the foregoing document contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

In addition, in accordance with the Company’s Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock, as amended (the “Designation”), on December 27, 2007, the Company made full payment to the holders of outstanding shares of its Series A Convertible Preferred Stock of the liquidation preference owed on those shares and, as a result, those shares were extinguished in accordance with their terms.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2007, the Company entered into an Amended and Restated Change of Control Agreement (the “Amended Agreement”) with Patricia Randall, its Secretary and General Counsel.  The Amended Agreement incorporates revisions to the term “Good Reason” to ensure compliance with the final regulations under Internal Revenue Code Section 409A.  In addition, the Amended Agreement provides for the acceleration of the date on which payment of change of control severance benefits would become due to Ms. Randall to (a) March 12, 2008, assuming that her entitlement to benefits occurs before that date; or (b) if termination of her employment occurs after March 12, 2008, promptly after the event that triggers entitlement to the benefits.

A copy of the Amended Agreement is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.  The description of the foregoing document contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Agreement of Termination of Collateral Assignment Agreement dated January 2, 2008

10.2	Amended and Restated Change of Control Agreement dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: January 3, 2008	By:	/s/ Patricia Randall Name: Patricia Randall
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Termination of Collateral Assignment Agreement dated January 2, 2008

10.2	Amended and Restated Change of Control Agreement dated December 28, 2007